EXHIBIT 12 - STATEMENT  RE: COMPUTATION  OF  RATIO  OF  EARNINGS  TO  FIXED  CHARGES
 (UNAUDITED)

                                              Six Months Ended                                       Fiscal Years Ended
                                         -----------------------------     ---------------------------------------------------------------------
                                            July 31,      August 2,          January 31,  February 1,   February 2,   February 3,   January 29,
                                              2004          2003                2004          2003         2002          2001*         2000
                                         -----------------------------     ---------------------------------------------------------------------

Consolidated pretax income                  $ 43,338     $ (40,622)          $ 15,994    $ 204,261     $ 120,963     $ 183,531     $ 283,949
Fixed charges (less capitalized
interest)                                     84,404       112,109            202,432      212,479       216,605       221,957       274,586
                                         -----------------------------     ---------------------------------------------------------------------

EARNINGS                                    $127,742      $ 71,487          $ 218,376    $ 416,740     $ 337,568     $ 405,488     $ 558,535
                                         =============================     =====================================================================

Interest                                    $ 75,518     $ 102,789          $ 181,065    $ 189,779     $ 192,344     $ 196,609     $ 249,514
Capitalized interest                           1,661         1,244              2,622        2,469         5,415         4,720         5,177
Interest factor in rent expense                8,886         9,320             21,367       22,700        24,261        25,348        25,072
                                         -----------------------------     ---------------------------------------------------------------------

FIXED CHARGES                               $ 86,065      $113,353          $ 205,054    $ 214,948     $ 222,020     $ 226,677     $ 279,763
                                         =============================     =====================================================================

Ratio of earnings to fixed charges              1.48          0.63               1.07         1.94          1.52          1.79          2.00
                                         =============================     =====================================================================

 * 53 Weeks